EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADT Announces Senior Leadership Succession Plan

ADT Promotes Current President Jim DeVries to Chief Executive Officer Effective December 1, 2018

Current CEO Tim Whall to Retire, Remains Advisor and Board Member

 Succession Process Ensures Continued Advancement of Company’s Strategic Priorities

BOCA RATON, Fla., September 4, 2018 – ADT Inc. (NYSE:ADT), the leading provider of monitored security and interactive home and business automation solutions in the United States and Canada, today announced that Jim DeVries, currently president of ADT, will be promoted to Chief Executive Officer to succeed Tim Whall, who will be retiring on November 30, 2018 after a decades-long career in the security industry. Mr. DeVries will be appointed to the Company’s Board of Directors following the transition. Mr. Whall will remain on the Company’s Board and serve as an advisor to the Company.

“The Company has strengthened its core operations and is successfully executing on its strategy, and both the Board and I believe that now is the right time to initiate this transition of leadership responsibilities,” said Mr. Whall. “Jim DeVries has led many of the Company’s recent operational and strategic improvements as Chief Operating Officer and President, making him well-positioned to succeed me as Chief Executive Officer. Today the fundamentals of our business are strong and I am confident that under the leadership of Jim and the current management team, ADT will continue to perform and deliver on its long-term growth plans.”

Marc Becker, Chairman of the ADT Board of Directors stated, “As President, Jim has demonstrated his deep understanding of the dynamics of our business and what it takes to win in the marketplace. Leveraging his strengths, including developing strategic partnerships, Jim is well suited to lead the Company’s efforts to drive innovation, expand market share and create shareholder value. The Board expects the transition to be seamless and efficient, and with a world-class leadership team in place we will continue to build on our efforts to grow the business in a disciplined manner.”

“On behalf of the Board and the Company, I want to thank Tim for his many contributions to ADT,” Mr. Becker continued. “Tim is a thirty-year pioneer in the security alarm sector, and over the past two years, has led the effective transformation of ADT operationally and allowed the Company to deliver an enhanced customer experience through faster service delivery and higher quality customer care, while reducing costs and customer attrition. Through this laser focus on customer service and retention, as well as a more disciplined and robust customer acquisition strategy, Tim and the ADT team have positioned the business for continued strength and value creation.”

Jim DeVries said, “I am honored to have the opportunity to lead this talented team as we continue to drive operational excellence with the customer as our true north. Together, we will execute our strategies to innovate the customer experience, enhance our service capabilities, and deliver value for all stakeholders. ADT, including our dealer partners, has an exciting future ahead and I am energized by the opportunity to further establish the Company as an innovative leader. I look forward to working closely with Tim to ensure a seamless transition.”

About Jim DeVries

Jim DeVries joined ADT as Chief Operating Officer in May 2016 and has served as President since September 2017. Prior to joining ADT, Jim held senior leadership roles at leading companies in the insurance, financial services and telecommunications industries, including most recently as Executive Vice President for Allstate Brand Operations. Before joining Allstate, he was Senior Vice President of Human Resources at the Principal Financial Group and Vice President for Corporate Services and Human Resources at Ameritech’s Monitoring and Security Services Division. Earlier in his career, he held management roles at Quaker Oats, and Leaf and Andrew Corporation. He received a bachelor’s degree from Trinity College, a master’s degree from Loyola University, and an MBA from the Kellogg School of Management at Northwestern University.

About ADT

ADT is a leading provider of security and automation solutions in the United States and Canada for homes and businesses, people on-the-go and their network. Making security more accessible than ever before, and backed by 24/7 customer support, ADT delivers same-day service and live answer within seconds in customer operations, helping customers feel more safe and empowered. ADT is headquartered in Boca Raton, Florida and employs approximately 17,500 people throughout North America.

FORWARD-LOOKING STATEMENTS

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties.  All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder.  These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters.  Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.  Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions.  These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management.  ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Media Relations
Jason Shockley
tel: +1 561.322.7235
jshockley@adt.com